UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)            2015 Annual Bonus Plan

On October 28, 2014, upon the recommendation of the Executive Compensation and Human Resources Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”) approved the Company’s 2015 Annual Bonus Plan effective for the performance period January 1, 2015 through December 31, 2015.

As part of the Company’s overall compensation program, the 2015 Annual Bonus Plan provides an annual cash incentive opportunity for eligible salaried personnel (including the Company’s named executive officers meeting the eligibility criteria) based on the achievement of certain performance metrics. The 2015 Annual Bonus Plan is substantially similar to the Company’s 2014 Annual Bonus Plan and provides:

•                  for a single bonus pool (the “Total Annual Bonus”) that will be based on the Company’s performance measured against achievement of corporate-level performance metric goals for adjusted earnings per share and global sales on a constant currency basis (“Global sales”);

•                  the Total Annual Bonus as operated (i) will be capped at 95% of the aggregate annual bonus pool target (the “Aggregate Annual Target”) in the event that the performance for Global sales is below 95% of the Company’s approved performance goal for that metric; and (ii) will have a ceiling of 150% and a floor of 50% of the Aggregate Annual Target, with the Board having discretion to terminate, suspend or modify the plan and to reduce the Total Annual Bonus based on the Company’s performance relative to its quality objectives and performance of its quality systems;

•                  the Total Annual Bonus will be allocated among corporate, global operations and each participating business, regional and country unit (each, a “participating unit”) based on each participating unit’s overall and relative performance measured against its achievement of that unit’s predetermined “Scorecard” performance metrics and goals and taking into consideration, as appropriate, other factors; such allocation will be a percentage of the annual bonus pool target for each participating unit (representing the total target annual bonuses of all eligible employees for the year within that unit) (each such allocated amount, an “Assigned Bonus Pool”); and

•                  the Assigned Bonus Pool for each participating unit will then be allocated among all managers of plan participants within that participating unit. Such managers will then evaluate the performance of the participants under their management and determine, for each participant, the percentage (between 0% and 200%) of the participant’s target annual bonus that will be used to determine the participant’s bonus award.

Awards to certain executive officers under the 2015 Annual Bonus Plan are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek reimbursement of a bonus award in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company.  The Company may also seek reimbursement of a bonus award if there is a restatement of the Company’s financial results that would have reduced a previously granted bonus award’s size or payment.  The amount to be recouped would be the amount of any such reduction.  Finally, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a bonus award, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or otherwise, then such clawback or recoupment provision also will apply to the bonus award, as applicable, as if it had been included on the date the 2015 Annual Bonus Plan was established.

This description of the 2015 Annual Bonus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such plan. A copy of the 2015 Annual Bonus Plan is included in this filing as Exhibit 10.1 and incorporated herein by reference.

(ii)        2015 Performance Share Programs

On October 28, 2014, upon the recommendation of the Compensation Committee, the Board approved the adoption of two performance share programs, the Boston Scientific Corporation 2015 Total Shareholder Return Performance Share Program (the “2015 TSR PSP”) and the Boston Scientific Corporation 2015 Free Cash Flow Performance Share Program (the “2015 FCF PSP”). These programs are substantially similar to the performance share programs for 2014 and represent an important component of the overall mix of the Company’s long-term incentive program. Under both programs, performance share awards will be granted, if the relevant program criteria are met, to the Company’s executive officers in the form of deferred stock units issued under the Company’s 2011 Long Term Incentive Plan, which was previously approved by the Company’s stockholders. Awards to certain executive officers under both programs are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek recovery of performance share units in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company.  In addition, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a performance share award, under the Dodd-Frank Act or otherwise, then such clawback or recoupment provision also will apply to the performance share award, as applicable, as if it had been included on the date the performance share award was granted.

(A)                               2015 Total Shareholder Return Performance Share Program

The purpose of the 2015 TSR PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by comparing the Total Shareholder Return (“TSR”) of the Company’s common stock to the TSR of the other companies included in the S&P 500 Healthcare Index over a three-year period beginning on January 1, 2015 and ending on December 31, 2017 (the “Performance Period”). The number of performance shares awarded will be in a range of 0% to 200% of each participant’s target number of awards based on the Company’s TSR rank. Performance share awards will vest only upon satisfaction of both the performance criteria and the payment eligibility criteria set forth in the 2015 TSR PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2015 TSR PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2015 TSR PSP is included in this filing as Exhibit 10.2 and incorporated herein by reference.

(B)                               2015 Free Cash Flow Performance Share Program

The purpose of the 2015 FCF PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by providing incentives for the achievement of key business performance objectives critical to its success.  Under the 2015 FCF PSP, performance will be measured by comparing the Company’s free cash flow for the one-year period beginning on January 1, 2015 and ending on December 31, 2015 against its 2015 financial plan performance for free cash flow. The number of performance shares awarded will be in a range of 0% to 150% of each participant’s target number of awards based on the Company’s free cash flow as compared to its financial plan. Performance share awards will only vest upon satisfaction of both the performance criteria and the payment eligibility criteria (which includes a three-year service period) set forth in the 2015 FCF PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2015 FCF PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2015 FCF PSP is included in this filing as Exhibit 10.3 and incorporated herein by reference.

(iii)    Amendment and Restatement of Executive Retirement Plan

On October 28, 2014, upon the recommendation of the Compensation Committee, the Board approved the amendment and restatement of the Boston Scientific Corporation Executive Retirement Plan effective November 1, 2014 (as amended and restated, the “Plan”).  The amendments reflected in the Plan, among other things, create an additional participant eligibility classification for employees that are “Grandfathered Individuals.”  Under the Plan, an employee is a Grandfathered Individual if (i) he or she has completed at least 10 continuous years of service with the Company prior to retiring, (ii) immediately prior to retiring he or she is serving in a “Special Assignment,” which is a regular position of employment with the Company that he or she assumed, at the written request of the Chief Executive Officer or his or her designee, immediately after serving for a period of at least five consecutive years as a member of the Company’s executive committee and/or in a division president position not on the executive committee, and (iii) the Compensation Committee approved the inclusion of the employee in an eligibility classification as a Grandfathered Individual in connection with his or her acceptance of the Special Assignment.

The Plan continues to require that in order for a participant to receive benefits under the Plan, among other things, upon his or her retirement the participant’s age plus his or her years of service with the Company must total at least 65 years (provided that the executive is at least 55 years old and has been employed by the Company for at least five years).  If a Grandfathered Individual satisfies the requirements to receive benefits under the Plan, he or she will receive a lump sum benefit payable in the first payroll period after the last day of the six-month period following his or her retirement.  In the case of a Grandfathered Individual that served as a member of the Company’s executive committee during the entire five-year period immediately prior to assuming the Special Assignment, the lump sum benefit will be equal to 2.5 months of salary for each year of service, up to a maximum of 36 months’ pay.  For a Grandfathered Individual that did not serve as a member of the Company’s executive committee during the entire five-year period immediately prior to assuming the Special Assignment, the lump sum benefit will be equal to 1.5 months of salary for each year of service, up to a maximum of 24 months’ pay.  The base salary used for purposes of calculating the lump sum benefit will be the greater of the Grandfathered Individual’s base salary immediately prior to retirement or his or her base salary immediately prior to assuming the Special Assignment.

This description of amendments to the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such Plan.  A copy of the Plan is included in this filing as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Boston Scientific Corporation 2015 Annual Bonus Plan, effective as of January 1, 2015

10.2	Boston Scientific Corporation 2015 Total Shareholder Return Performance Share Program
10.3	Boston Scientific Corporation 2015 Free Cash Flow Performance Share Program
10.4	Boston Scientific Corporation Executive Retirement Plan, as amended and restated effective November 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: October 30, 2014	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Boston Scientific Corporation 2015 Annual Bonus Plan, effective as of January 1, 2015
10.2	Boston Scientific Corporation 2015 Total Shareholder Return Performance Share Program
10.3	Boston Scientific Corporation 2015 Free Cash Flow Performance Share Program
10.4	Boston Scientific Corporation Executive Retirement Plan, as amended and restated effective November 1, 2014